                                                                      Exhibit 11

                         NU HORIZONS ELECTRONICS CORP.
                                   EXHIBIT 11
                                   __________

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------
                                  (Unaudited)

                                 FOR THE SIX            FOR THE THREE
                                MONTHS ENDED            MONTHS ENDED
                                ------------            ------------

                              August     August       August      August
                              31, 2000   31, 1999     31, 2000   31, 1999
                              --------   --------     --------   --------
BASIC EARNINGS:
---------------

Net Income                          $17,461,482  $ 3,736,596  $10,036,675  $ 2,209,749
                                    ===========  ===========  ===========  ===========

Weighted average number
of common shares outstanding         10,616,205    8,753,076   10,853,156    8,753,076
                                    ===========  ===========  ===========  ===========

Basic earnings per common share     $      1.64  $       .42  $       .92  $       .25
                                    ===========  ===========  ===========  ===========

DILUTED EARNINGS:
----------------------------------

Net income                          $17,461,482  $ 3,736,596  $10,036,675  $ 2,209,749

Net (after tax) interest expense
related to convertible debt                   -      170,000            -       85,000
                                    -----------  -----------  -----------  -----------

Net income as adjusted              $17,461,482  $ 3,906,596  $10,036,675  $ 2,294,749
                                    ===========  ===========  ===========  ===========

SHARES:

Weighted average number of
common shares outstanding            10,616,205    8,753,076   10,853,156    8,753,076

Stock options                         1,762,157    1,954,950    1,525,206    1,954,950

Assuming conversion of
convertible debt                              -      784,333            -      784,333
                                    -----------  -----------  -----------  -----------

Weighted average number
of common shares outstanding
as adjusted                          12,378,362   11,492,359   12,378,362   11,492,359
                                    ===========  ===========  ===========  ===========

DILUTED EARNINGS PER
COMMON SHARE                        $      1.41  $       .34  $       .81  $       .20
                                    ===========  ===========  ===========  ===========
